SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                  FORM 8-K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) of
                     THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 9, 1995






                            HUNTER RESOURCES, INC.
            (Exact name of Registrant as specified in its Charter)

                        Commission file number 1-1705

     Pennsylvania                                  87-0205057
(State of Incorporation)              (I.R.S. Employer Identification No.)


600 East Las Colinas Blvd., Suite 1200, Irving, Texas      75039
     (Address of principal executive offices)            (Zip Code)

                                (214) 401-0752
             (Registrant's telephone number, including area code)

                            CURRENT REPORT OF EVENTS

Item 2.     Recent Developments
-------------------------------

On November 9, 1995, Magnum Hunter Production, Inc. ( Magnum Hunter ), a wholly-owned subsidiary of Hunter Resources, Inc., closed on an acquisition
( Tana ) of domestic producing oil and gas properties for $4.229 million from a Corpus Christi, Texas based independent. The purchase price was comprised of $3.104 million cash, funded by an existing bank line of credit, and a note payable to the previous owner in the amount of $1.125 million secured by 610,170 shares of restricted common stock of Magnum Petroleum, Inc., the new parent of Magnum Hunter (subject to shareholder approval). The acquisition had an effective date of August 1, 1995. The properties are concentrated in two counties in Texas and include ownership interest in 38 wells.

Item 7.     Financial Statements and Exhibits.
----------------------------------------------
                                                              Sequentially
                                                              Numbered Page
                                                             ---------------
(a)     Financial Statements of the Business Acquired:

        Independent Auditor's Report
        Historical Summary of Revenue and Direct Operating Expenses for the
            Year Ending December 31, 1994 and Nine Months Ending September 30, 1995
        Notes to Historical Summary of Revenues and Direct Operating Expenses for the Year Ending December 31, 1994 and Nine Months Ending September 30, 1995

(b)     Pro forma financial information:

        Pro Forma Consolidated Financial Information (unaudited)
        Pro Forma Consolidated Balance Sheet (unaudited) as of September 30,
            1995
        Pro Forma Consolidated Statement of Operations (unaudited)
            For the Twelve Months Ended December 31, 1994
        Pro Forma Consolidated Statement of Operations (unaudited)
            For the Nine Months Ended September 30, 1995
        Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)     Exhibits:

        Agreement to Acquire Assets


                                  SIGNATURES

    Pursuant to the requirements of Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED: January 23, 1996                   HUNTER RESOURCES, INC.


                                     By:   /s/ Gary C. Evans
                                          Gary C. Evans
                                          President

                        INDEPENDENT AUDITOR'S REPORT



Board of Directors
Hunter Resources, Inc.
Irving, Texas

We have audited the accompanying Historical Summaries of Revenue and Direct Operating Expenses of Properties Acquired November 9, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994. The Historical Summaries are the responsibility of the Company s management. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ( for inclusion in the Form 8-K/A of Hunter Resources, Inc.) as described in Note 2 and are not intended to be a complete presentation of the properties revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenue and direct operating expenses of the Properties Acquired November 9, 1995, for the nine months ended September 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


December 21, 1995
Dallas, Texas

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                     PROPERTIES ACQUIRED NOVEMBER 9, 1995

     Historical Summary of Revenues and Direct Operating Expenses for the Year Ending December 31, 1994 and the Nine Months Ending September 30, 1995




                                              Year                Nine Months
                                             Ended                  Ended
                                             1994                    1995
                                        -------------             -----------
Oil and gas sales                       $   3,176,000             $ 1,495,000

Direct operating expenses                   (674,000)                (531,000)

Net revenues                            $  2,502,000              $   964,000


See Notes to Historical Summary

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                     Properties Acquired November 9, 1995

Notes to Historical Summary of Revenues and Direct Operating Expenses for Year Ending December 31, 1994 and Nine Months Ending September 30, 1995

1.  Basis of Presentation

    The accompanying Historical Summary of Revenues and Direct Operating Expenses relates to the operations of the oil and gas properties acquired by Hunter Resources, Inc. (the Company ) on November 9, 1995. The properties were acquired in exchange for $3,104,000 in cash, funded by an existing bank line of credit, and a note payable to the previous owner in the amount of $1,125,000 secured by 610,170 shares of restricted common stock of Magnum Petroleum, Inc. Revenues are recorded when oil and gas is produced and direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses and production taxes. Depreciation and amortization of oil and gas properties and general and administrative expenses have been excluded from operating expenses in the accompanying historical summary because the amounts would not be comparable to those resulting from proposed future operations.

2. The Historical Summary presented herein was prepared for the purposes of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K/A as promulgated by Regulation S-B
    Item 3-10 of the Securities Exchange Act of 1934.

3. The following estimates of proved oil and gas reserves for the Tana properties were prepared by the Company in accordance and with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Tana reserves are located onshore in the continental United States.

    The following unaudited table sets forth the proved oil and gas reserves for the Tana properties at December 31, 1994 and September 30, 1995, together with the changes therein:




Proved developed and undeveloped reserves:
                                                    Oil and Natural
                                                    Condensate Gas
Proved developed and
undeveloped resources:                      (BBLS)                   (MCF)
                                         ----------                ----------
Balance at January 1, 1994                 719,000                 4,125,000
Revisions of previous estimates              4,000                  (284,000)
Production                                (112,000)                 (651,000)
                                         ----------                ----------
Balance at December 31, 1994               611,000                 3,190,000
Revisions of previous estimates             (2,000)                  (11,000)
Production                                 (47,000)                 (348,000)
                                         ----------                ----------
Balance at September 30, 1995              562,000                 2,831,000
                                         ==========                ==========
Proved developed reserves at:
          December 31, 1994                264,000                 2,164,000
                                         ==========                ==========
          September 30, 1995               215,000                 1,788,000
                                         ==========                ==========

          Standardized Measure of Discounted Future Net Cash Flows
                         Relating to Proved Reserves:


                                        September 30,             December 31,
                                            1995                     1994
                                        -------------             ------------

Future Cash Flows                       $ 15,216,000              $ 16,172,000
Future Production Costs                   (4,655,000)               (4,925,000)
Future Development Costs                  (1,571,000)               (1,571,000)
                                        -------------             ------------
Future Net Cash Flows,
    Before Income Tax                      8,990,000                 9,676,000
Future Income Tax Expenses                (1,666,000)               (1,906,000)
                                        -------------             ------------
Future Net Cash Flows                      7,324,000                 7,770,000
10% Discount to Reflect
    Timing of Net Cash Flows              (1,570,000)               (1,851,000)
                                        -------------             ------------
Standardized Measure of
    Discounted Future Net Cash Flows    $  5,754,000              $  5,919,000
                                        =============             ============


   Changes in Standardized Measure of Discounted Future Net Cash Flows
                      Relating to Proved Reserves:

                                               September 30,      December 31,
                                                   1995               1994
                                               -------------      ------------
Standardized measure, beginning of period      $  5,919,000       $  6,726,000
Revisions:
     Net Change in sales price, net of
        production costs                            442,000          1,047,000
     Revisions of quantity estimates                (43,000)          (425,000)
     Accretion of discount                          592,000            673,000
     Changes in timing, future
        development and other                      (381,000)           (30,000)
 Sales, net of production costs                    (964,000)        (2,502,000)
 Net changes in income taxes                        189,000            430,000
                                               -------------      ------------
 Standardized measure, end of period           $  5,754,000       $  5,919,000



                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                 (unaudited)


The following unaudited pro forma consolidated balance sheet of the Company is based on the historical consolidated balance sheet as of September 30, 1995, adjusted to give effect for the acquisition of the Tana oil and gas properties acquired November 9, 1995 and the Reef oil and gas properties acquired October 25, 1995 as if the acquisitions had been consummated at the balance sheet date. The historical consolidated statements of operations of the Company for the year ended December 31, 1994 and the nine months ended September 30, 1995 have been adjusted to give effect for the acquisition as if the acquisition had been consummated at the beginning of each respective period presented. In addition, the Company has also adjusted the consolidated statements of operations for the acquisition on March 31, 1995 of the Arrington oil and gas properties and the October 25, 1995 acquisition of the Reef oil and gas properties as if the acquisitions had been consummated at the beginning of each respective period presented. The Arrington and Reef acquisitions were previously reported on amended Forms 8-K filed September
26, 1995 and December 5, 1995, respectively.

    The pro forma consolidated balance sheet and statements of operations have been prepared based on estimates and assumptions deemed by management of the Company to be appropriate and do not purport to be indicative of the results of operations which would actually have been obtained if the acquisitions had occurred as presented in such statements, or which may be obtained in the future. The pro forma consolidated balance sheet and statements of operations should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1995, which have been filed with the Securities and Exchange Commission.

                 HUNTER RESOURCES, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                         AS OF SEPTEMBER 30, 1995
                               (unaudited)

                                          Hunter         ProForma          Combined
                                        Historical      Adjustments        ProForma
                                        ----------      -----------      -----------
                ASSETS
CURRENT ASSETS:
     Cash                               $   87,000      $               $    87,000
     Notes and accounts receivable,
        net:  Trade (less reserve          852,000                          852,000
                of $84,000)
              Affiliates                    79,000                           79,000
     Prepaids                               91,000                           91,000
                                        ----------                       -----------
     TOTAL CURRENT ASSETS                1,109,000                        1,109,000

PROPERTY AND EQUIPMENT:
      Oil and gas properties, full
         cost method                     8,780,000        6,564,000(A)   15,344,000
      Pipeline                             674,000                          674,000
      Other property                       218,000                          218,000
                                        ----------      -----------      -----------
                                         9,672,000        6,564,000      16,236,000
      Accumulated depreciation,
         depletion, amortization
         and impairment                 (4,934,000)                      (4,934,000)
                                        ----------      -----------      -----------
PROPERTY AND EQUIPMENT, NET              4,738,000        6,564,000      11,302,000

Excess of cost of investments in
   subsidiaries over net assets
   acquired, net                           963,000                          963,000
Accounts and notes receivable, net:
       Trade                                  -                                -
       Affiliates                           86,000                           86,000
Deposits and other assets                    4,000                            4,000
                                        ----------      -----------      -----------
                     TOTAL ASSETS       $6,900,000      $ 6,564,000     $13,464,000



    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
        liabilities: Trade              $  957,000      $    20,000(A)  $   977,000
                     Affiliates             19,000                           19,000
     Suspended revenue interests           733,000                          733,000
     Notes payable, current                575,000        2,481,000(A)    3,056,000
                                        ----------      -----------       ----------
             TOTAL CURRENT LIABILITIES   2,284,000        2,501,000       4,785,000
     Deferred income tax                     7,000                            7,000
     Long-term debt, less current
        portion                          1,166,000        4,063,000(A)    5,229,000
     Production Payment Liability
        (Non-Recourse)                     305,000                          305,000
     Other Liabilities                      85,000                           85,000
                                        ----------      -----------       ----------
          TOTAL LIABILITIES              3,847,000        6,564,000      10,411,000
                                        ----------      -----------       ----------
     Commitments and contingencies          -                -               -

STOCKHOLDERS' EQUITY:
     Preferred stock, no par value;
        1,000,000 shares authorized
        for each Class A,B,C;
        90,000 shares (Class A,
        Series 1) issued and
        outstanding                         90,000                           90,000
     Common stock, $.10 par
        value; 100,000,000 shares
        authorized; 18,354,261
        shares issued and outstanding    1,835,000                        1,835,000
     Capital in excess of par value      1,816,000                        1,816,000
     Accumulated deficit                  (668,000)                        (668,000)
                                        ----------      -----------      -----------
                                         3,073,000                        3,073,000
     Less 22,000 shares of treasury
        stock at cost and Put stock        (20,000)                         (20,000)
                                        ----------      -----------      -----------
          TOTAL STOCKHOLDERS' EQUITY     3,053,000                        3,053,000
                                        ----------      -----------      -----------
   TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY              $6,900,000      $ 6,564,000     $13,464,000

See notes to Pro Forma Consolidated Financial Statements

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 (unaudited)

                                                                For the Twelve Months ended December 31, 1994
                                                -------------------------------------------------------------------------------
                                                  Hunter       Arrington       Reef         Tana        Pro forma     Combined
                                                Historical     Historical   Historical   Historical    Adjustments    Pro forma
                                                ----------     ----------   ----------   ----------    -----------   ----------
Revenues:
    Gas gathering and marketing                 $  443,000     $            $            $             $             $  443,000
    Oil and gas sales                              581,000        563,000    1,446,000    3,176,000                   5,766,000
    Oil field services and Commissions           1,122,000                                                 48,000(B)  1,170,000
    Interest                                        26,000                                                               26,000
    Other                                          184,000                                                              184,000
                                                ----------     ----------   ----------   ----------    -----------   ----------
           TOTAL REVENUES                        2,356,000        563,000    1,446,000    3,176,000        48,000     7,589,000
                                                ----------     ----------   ----------   ----------    -----------   ----------

Expenses:
     Purchases of natural gas                      262,000                                                              262,000
     Pipeline operations                            76,000                                                               76,000
     Lease operating                               412,000        153,000      327,000      674,000                   1,566,000
     Cost of services                              654,000                                                              654,000
     Depreciation, depletion,
          amortization and impairment              263,000                                              1,352,000(C)  1,615,000
     General and administrative                    513,000                                                 38,000(D)    551,000
     Interest                                       44,000                                                543,000(E)    587,000
     Legal settlement expenses                     117,000                                                              117,000
                                                ----------     ----------   ----------   ----------    -----------   ----------
           TOTAL EXPENSES                        2,341,000        153,000      327,000      674,000     1,933,000     5,428,000
                                                ----------     ----------   ----------   ----------    -----------   ----------


NET INCOME (LOSS)                                   15,000        410,000    1,119,000    2,502,000    (1,885,000)    2,161,000

     PREFERRED DIVIDENDS                            (9,000)                                                              (9,000)
                                                ----------     ----------   ----------   ----------    -----------   ----------
NET INCOME (LOSS) APPLICABLE
   TO COMMON STOCK                              $    6,000     $  410,000   $1,119,000   $2,502,000   $(1,885,000)   $2,152,000
                                                ==========     ==========   ==========   ==========    ===========   ==========

NET INCOME PER SHARE
     (primarily and fully diluted)              $     *        $     0.02   $     0.06   $     0.14    $    (0.10)   $     0.12
                                                ==========     ==========   ==========   ==========    ===========   ==========

* Less than $.01 per share

          See notes to  Pro Forma Consolidated Financial Statements

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 (unaudited)

                                                               For the Nine Months ended September 30, 1995
                                                               --------------------------------------------
                                                   Hunter      Arrington        Reef         Tana         Pro forma    Combined
                                                 Historical    Historical    Historical    Historical    Adjustments   Pro forma
                                                 ----------    ----------    ----------    ----------    -----------   ----------
Revenues:
    Gas gathering and marketing                  $  144,000    $             $             $             $             $  144,000
    Oil and gas sales                               708,000       123,000       859,000     1,495,000                   3,185,000
    Oil field services and commissions              409,000                                                   11,000(B)   420,000
    Interest                                         20,000                                                                20,000
    Other                                           271,000                                                               271,000
                                                 ----------    ----------    ----------    ----------    -----------   ----------
          TOTAL REVENUES                          1,552,000       123,000       859,000     1,495,000         11,000    4,040,000
                                                 ----------    ----------    ----------    ----------    -----------   ----------

Expenses:
     Purchases of natural gas                        83,000                                                                83,000
     Pipeline operations                             41,000                                                                41,000
     Lease operating                                329,000        32,000       225,000       531,000                   1,117,000
     Cost of services                               299,000                                                               299,000
     Depreciation, depletion,
          amortization and impairment               284,000                                                  724,000(C) 1,008,000
     General and administrative                     349,000                                                   26,000(D)   375,000
     Interest                                       129,000                                                  493,000(E)   622,000
                                                 ----------    ----------    ----------    ----------    -----------   ----------

          TOTAL EXPENSES                          1,514,000        32,000       225,000       531,000      1,243,000    3,545,000
                                                 ----------    ----------    ----------    ----------    -----------   ----------

NET INCOME (LOSS)                                $   38,000    $   91,000    $  634,000    $  964,000    $(1,232,000)  $  495,000
                                                 ==========    ==========    ==========    ==========    ===========   ==========

NET INCOME PER SHARE
     (primarily and fully diluted)               $     *       $     *       $     0.04    $     0.05    $     (0.06)  $     0.03
                                                 ==========    ==========    ==========    ==========    ===========   ==========
*  Less than $0.01 per share

                    HUNTER RESOURCES, INC. AND SUBSIDIARIES

         Notes to Unaudited Pro Forma Consolidated Financial Statements


The following adjustments have been reflected in the accompanying Pro Forma Consolidated Balance Sheet as of September 30, 1995 and Consolidated Statements of Operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 to give effect for the Tana acquisition of oil and gas properties on November 9, 1995.

A) To reflect the acquisition of the Tana properties for $4,229,000 funded by a borrowing from the Company s principal lending bank for $3,104,000 and the issuance of a note payable to the previous owner in the amount of $1,125,000. In addition, the adjustment reflects the acquisition of the Reef properties on October 25, 1995 for $2,335,000 funded by a borrowing from the Company s principal lending bank and the issuance of a note payable to Magnum Petroleum, Inc. for $257,000, representing the value of the Magnum Petroleum, Inc. shares issued in the acquisition.

B) To reflect overhead fee income charged to outside owners on the acquired properties for which operating rights were also acquired. The overhead fee income generated by the Arrington acquisition was estimated at $43,000 and $7,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. The remainder of $5,000 and $4,000 arose from the Reef acquisition.

C) To reflect additional depreciation and depletion on oil and gas properties as recalculated using the full cost method.

D) To reflect additional estimated general and administrative costs associated with the increase in the number of properties and the assumption of operator s duties on the acquired properties. The estimated additional general and administrative expense for the Arrington acquisition was $6,000 and $2,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. An additional $12,000 and $9,000, respectively, arose from the Reef acquisition, while the Tana acquisition accounted for $20,000 and $15,000, respectively.

E) To reflect interest expense associated with the financed portion of the acquisitions. The estimated interest expense for the Arrington acquisition amounted to $120,000 and $32,000 for the year ended
    December 31, 1994 and the nine months ended September 30, 1995. The Reef acquisition amounted to $169,000 and $170,000 for the respective periods, while the Tana acquisition amounted to $254,000 and $291,000, respectively.

                                  EXHIBIT






                        PURCHASE AND SALE AGREEMENT

                                  BETWEEN

                TANA OIL AND GAS CORPORATION, AS "SELLER",

                                    AND

                MAGNUM HUNTER PRODUCTION, INC., AS "BUYER",

                                    AND

               MAGNUM PETROLEUM, INC., AS "BUYER'S PARENT",

                           DATED NOVEMBER 9, 1995

                        PURCHASE AND SALE AGREEMENT
                        ---------------------------


    This Purchase and Sale Agreement (this "Agreement") dated September 27, 1995, is between TANA OIL AND GAS CORPORATION ("Seller"), MAGNUM HUNTER PRODUCTION, INC. ("Buyer"), and MAGNUM PETROLEUM, INC. ("Buyer's Parent").

    In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Buyer's Parent and Seller agree as follows:


                                 ARTICLE I
                                 ---------

                             PURCHASE AND SALE

     1.01 Purchase and Sale.   Seller agrees to sell and convey and Buyer
          -----------------
          agrees to purchase and pay for the Interests (as defined in Section
          1.02 below), subject to the terms and conditions of this Agreement.

     1.02 Interests.  All of the following shall be referred to as the
          ---------
          "Interests":

     (a) The undivided working interests described in Exhibit A hereto in and to the entire estates created by the leases, licenses, permits and other agreements described in Exhibit C ("Leases"), together with identical undivided interests in and to all the property and rights incident thereto, including all rights and obligations in, to and under all agreements, product purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options and orders in any way relating thereto;

     (b) Identical undivided interests in and to all of the personal property, wells, fixtures and improvements now or as of the Effective Time (as defined in Section 1.03 below) on the Leases, appurtenant thereto or used or obtained in connection therewith or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto and all other appurtenances there unto belonging;

     (c) All other leasehold interests, whether now owned or hereafter acquired by Seller, in and to the Leases and in or attributable to production therefrom, SAVE AND EXCEPT those certain overriding royalty interests described on Schedule 1.01(c) attached hereto and incorporated herein by reference which have been conveyed or will be conveyed prior to closing with respect to the Leases. The net revenue interests described on Exhibit A are net of said overriding royalty interests.

     1.03 Effective Time.  The purchase and sale of the Interests shall be
          --------------
          effective for all purposes as of August 1, 1995, at 7:00 A.M., Central Standard Time (the "Effective Time").

                                   ARTICLE II
                                   ----------

                                 PURCHASE PRICE

     2.01 Purchase Price.  The purchase price for the Interests shall be
          --------------
          $4,500,000.00 (the "Purchase Price"), which shall be adjusted as set forth in Section 2.03 below. The Purchase Price shall be allocated 10% to personal property and 90% to leasehold.

     2.02 [This Section intentionally left blank.]

     2.03 Adjustments to Purchase Price.  The Purchase Price shall be
          -----------------------------
          adjusted as follows and the resulting amount shall be referred to as the "Adjusted Purchase Price":

        (a)  The Purchase Price shall be adjusted upward by the following:

          (1) The value of all merchantable, allowable oil in storage above the pipeline connection at the Effective Time that is credited to the Interests, the value to be the market price in effect as of the Effective Time less applicable taxes; and

          (2) The amount of all actual direct operating expenditures (including royalties, delay rentals and production taxes paid with respect to the Interests), Seller's overhead and administrative expenses, and necessary capital expenditures paid by Seller that are attributable to the Interests during the period of time between the Effective Time and the Closing Date (as defined in Section 10.01 below).

        (b)  The Purchase Price shall be adjusted downward by the following:

          (1) The proceeds (other than those referred to in Section 2.03(b)(2) below) received by Seller that are attributable to the Interests during the period of time between the Effective Time and the Closing Date;

          (2) The amount of the proceeds received by Seller from the disposition (with the prior written consent of Buyer as provided in Section 4.01(d) below) of all or any portion of the Interests; and

          (3) An amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Interests prior to the Effective Time, which amount shall be based upon such taxes assessed against the applicable portion of the Interests for the preceding calendar year if the amount assessed for the year of closing is not known or, in the cases where such taxes are assessed on other than a calendar year basis, for the tax related year last ended. Notwithstanding anything in this Agreement to the contrary, Buyer and Seller shall make a final adjustment and proration of such taxes between them within thirty (30) days after the amount of such taxes is known with certainty.

                                      ARTICLE III
                                      -----------

                             REPRESENTATIONS AND WARRANTIES

     3.01 Representations and Warranties of Seller.  Seller represents and
          ----------------------------------------
          warrants to Buyer as follows:

        (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller is duly qualified to carry on its business in Texas.

        (b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Seller's charter, bylaws or governing documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

        (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action, corporate and otherwise, on the part of Seller.

        (d) This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal and valid obligations of Seller.

        (e) The Leases are in full force and effect, are valid and subsisting (subject to any depth severances contained in the Leases and/or of record) subject to matters of record in the counties where the Leases are situated.

        (f) All royalties, rentals and other payments due under the Leases have been properly and timely paid, and all conditions necessary to keep the Leases in force have been fully performed.

        (g) Seller is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement, to deliver hydrocarbons produced from the Interests at some future time without then or thereafter receiving full payment therefor.

        (h) All ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Interests that have become due and payable have been properly and timely paid.

        (i) Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

        (j) To Seller's knowledge, all laws, rules, regulations, ordinances and orders of all local, tribal, state and federal governmental bodies, authorities and agencies having jurisdiction over the Interests have been complied with.

        (k) No portion of the Interests is either overproduced or underproduced in natural gas under any gas balancing agreement or gas storage agreement or in regard to any well, pooling unit or unitized area without such an agreement.

        (l) None of the Leases are subject to any preferential right to purchase in favor of any third party which has not been waived by such third party in connection with Seller's proposed conveyance to Buyer.

        (m) None of the Leases are subject to any pending, or to the best of Seller's knowledge, threatened claims, lawsuits or governmental investigations, except as disclosed in Schedule 4.02(e).

     3.02 Representations and Warranties of Buyer and Buyer's Parent.  Buyer
          ----------------------------------------------------------
          and Buyer's Parent represent and warrant to Seller as follows:

        (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer's Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and Buyer's Parent is duly qualified to carry on its business in Texas.

        (b) Buyer and Buyer's Parent have all requisite power and authority to carry on their business as presently conducted, to enter into this Agreement, to purchase the Interests on the terms described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer's or Buyer's Parent's charter, bylaws or governing documents, or any agreement or instrument to which Buyer or Buyer's Parent is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer or Buyer's Parent.

        (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action, corporate and otherwise, on the part of Buyer and Buyer's Parent.

        (d) This Agreement has been duly executed and delivered on behalf of Buyer and Buyer's Parent, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer or Buyer's Parent shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal and valid obligations of Buyer and Buyer's Parent.

        (e) Neither Buyer nor Buyer's Parent have incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

        (f) There is no injunction or restraining order or legal, administrative or arbitration proceeding pending against Buyer or Buyer's Parent which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

        (g) Buyer and Buyer's Parent will have available (including funds that can be drawn under existing lines of credit) all funds necessary to pay the cash portion of the Purchase Price at the Closing and any other amounts contemplated by this Agreement. Buyer's ability to consummate the transactions contemplated hereby is not contingent on its ability to complete any financing prior to or upon the Closing.

        (h) Buyer's Parent has all requisite power and authority and corporate authorization to issue to Buyer shares of the common capital stock of the Buyer's Parent valued at an amount equal to the principal amount of the Promissory Note as set forth in Section 10.03(d) multiplied by 2.0 (the "Pledged Shares") to be pledged by Buyer to Seller pursuant to the security agreement and pledge described in Section 10.03(f) below.

                                ARTICLE IV
                                ----------

                                 COVENANTS

     4.01 Covenants of Seller.  Seller covenants and agrees with Buyer as
          -------------------
          follows:


     (a) Prior to Closing, Seller shall make available for inspection and photocopying by Buyer at Seller's principal office all of Seller's files and records pertaining to the Interests. Such files and record shall include the following to the extent the same are in Seller's possession:

          (1)  Title opinions;

          (2)  Abstracts of title and status reports;

          (3)  Other land records;

          (4)  Rental and royalty payments records;

          (5)  Tax payment records;

          (6)  Production sale, processing and transportation agreements;

          (7)  General permits, easements, licenses and orders;

          (8)  Production records;

          (9)  Operating expense records; and,

          (10) Inventories.

All such inspection and photocopying by Buyer shall be at Buyer's expense. If the transaction contemplated hereby fails to close for any reason, Buyer shall return to Seller all files, records, copies and other materials pertaining to the Interests which Buyer obtained from Seller.

        (b) Seller shall cause the Interests to be maintained and operated in a good and workmanlike manner, shall maintain insurance now in force with respect to the Interests, shall pay or cause to be paid all costs and expenses incurred in connection therewith, shall keep the Leases in full force and effect and shall perform and comply with all of the covenants and conditions contained in the Leases and all agreements relating to the Interests; provided, however, that Seller shall not commence operations for the drilling of any new well or the redrilling of any existing well on the Interests after the Effective Date of this Agreement without the prior written consent of Buyer.

        (c) Seller shall carry on the business of Seller with respect to the Interests in substantially the same manner as Seller has heretofore and shall not introduce any new method of management, operation or accounting with respect to the Interests.

        (d) Without the prior written consent of Buyer and Buyer's Parent, Seller shall not enter into any new agreements or commitments with respect to the Interests which extend beyond the Closing, shall not make any expenditures on any Interest in excess of $5,000, shall not abandon any well located on the Interests nor release or abandon all or any portion of any of the Leases, shall not modify or terminate any of the agreements relating to the Interests and shall not encumber, sell or otherwise dispose of any of the Interests other than personal property that is replaced by equivalent property or consumed in the normal operation of the Interests.

        (e) Seller shall take all reasonable actions to obtain the required consent of any third party to assign the Interests.

        (f) All laws, rules, regulations, ordinances and orders of all local, tribal, state and federal governmental bodies, authorities and agencies having jurisdiction over the Interests shall be complied with.

        (g) Seller shall take or cause to be taken all such reasonable actions as may be necessary or advisable to consummate and make effective the sale of the Interests and the transactions contemplated by this Agreement and to assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions.

        (h) Seller shall cause all the representations and warranties of Seller contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Buyer or Buyer's Parent are within the control of Seller, Seller shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Buyer or Buyer's Parent are not within the control of Seller, Seller shall take all reasonable actions to cause such conditions to be satisfied on or prior to the Closing Date.

        (i) Seller shall promptly notify Buyer (1) if any representation or warranty of Seller contained in this Agreement is discovered to be or becomes untrue, or (2) if Seller fails to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that Seller will be unable to perform or comply with any covenant or agreement contained in this Agreement.


     4.02 Covenants of Buyer and Buyer's Parent.  Buyer and Buyer's Parent
          -------------------------------------
          covenant and agree with Seller as follows:

        (a) Buyer and Buyer's Parent shall take or cause to be taken all such reasonable actions as may be necessary or advisable to consummate and make effective the purchase of the Interests and the transactions contemplated by this Agreement and to assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions.

        (b) Buyer and Buyer's Parent shall cause all the representations and warranties of Buyer and Buyer's Parent contained in this Agreement to be true and correct on and as of the Closing Date. To the extent the conditions precedent to the obligations of Seller are within the control of Buyer and Buyer's Parent, Buyer and Buyer's Parent shall cause such conditions to be satisfied on or prior to the Closing Date and, to the extent the conditions precedent to the obligations of Seller are not within the control of Buyer or Buyer's Parent, Buyer and Buyer's Parent shall take all reasonable actions to cause such conditions to be satisfied on or prior to the Closing Date.

        (c) Buyer or Buyer's Parent shall promptly notify Seller (1) if any representation or warranty of Buyer or Buyer's Parent contained in this Agreement is discovered to be or becomes untrue, or (2) if Buyer or Buyer's Parent fails to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that Buyer or Buyer's Parent will be unable to perform or comply with any covenant or agreement contained in this Agreement.

        (d) For a period of five (5) years after the Closing, Buyer and Buyer's Parent shall use their best efforts in safeguarding and maintaining in a secure manner all engineering, geological and geophysical data, reports and maps, and all other confidential data received from Seller and in the possession of Buyer or Buyer's Parent, relating to the Interests.

        (e)    The Interests are subject to the Litigation described on
        Schedule 4.02(e) (the "Litigation"). Seller shall indemnify and hold Buyer and Buyer's Parent harmless with respect to the Litigation in accordance with Section 11.03(c). Seller shall retain all claims that arose prior to the Effective Time which are relevant to the Litigation. Buyer, at no expense to Buyer, agrees to cooperate with Seller as reasonably necessary to permit Seller to continue and conclude the Litigation.

     4.03 Records:  Access and Retention.
          ------------------------------

        (a) Prior to Closing, Seller shall give Buyer and its authorized representatives such access, during normal business hours, to the records and files associated with the Interests, as may be reasonably required by Buyer, provided that such access does not unreasonably interfere with the ongoing operations of Seller. Buyer shall be entitled to make copies of such records and files at Buyer's expense.

        (b) For a period of seven years after the Closing Date, Buyer shall preserve and retain all such Records, provided, however, that in the event that Buyer transfers all or a portion of the Interests to any third party during such period, Buyer may transfer to such third party all or a portion of the Records related thereto, provided such third party transferee expressly assumes in writing the obligations of Buyer under this Section 4.03 and Buyer first offers to Seller the opportunity, at Seller's expense, to copy the Records to be transferred.

                                 ARTICLE V
                                 ---------

               TITLE REVIEW:  ADJUSTMENTS FOR TITLE DEFECTS

     5.01 Title Defect.  The term "Title Defect" shall mean that Seller's
          ------------
          title to the Interests shown on Exhibit A shall be subject to one or more of the following conditions which are not "Permitted Exceptions" as defined on Schedule 5.01(a):

          (i) Seller's title at the Effective Time shall be subject to any of the following which are not Permitted Exceptions: an outstanding mortgage, deed of trust, pledge, lawsuit, enforceable lien or encumbrance or other adverse claim or existing condition which affects the value of the Interests or an associated right or property, or use thereof.

          (ii) Seller shall own less than the Net Revenue Interest described for any well listed on Exhibit A.

          (iii) Seller's rights and interests in any part of the Interests shall be subject to being reduced by virtue of the failure to obtain any consent to assign required under any Lease or contract, the exercise by a third party of reversionary, back-in or similar rights not reflected on Exhibit A (or reflected in the calculation of net revenue interest contained therein).

          (iv) Seller shall be in default (and such default shall be continuing) under any material provision of a lease, farmout agreement or other agreement, materially and adversely affecting the value of any of the Interests.

     5.02 Title Review.  Buyer, at Buyer's sole cost and expense, has
          ------------
          conducted such examination of title to the Interests as it deems necessary or proper. Buyer has had such access to and copies of all documents and materials in Seller's possession and/or control that Buyer deemed necessary to determine the validity of Seller's title in and to the Interests. Buyer has concluded Buyer's title review and has asserted no Title Defects.

     5.03 [This Section intentionally left blank.]

                                ARTICLE VI
                                ----------

     6.01 Pre-Acquisition Review.  Upon execution of this Agreement:
          ----------------------

        (a) Buyer and the employees and agents of Buyer have had access to the Interests and have had the right to inspect the Interests (but not to conduct well tests thereon without Seller's prior written permission) (the "Pre-Acquisition Review"). BUYER HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS THE SELLER INDEMNITEES (AS HEREINAFTER DEFINED) FROM AND AGAINST ANY AND ALL LOSSES (AS HEREINAFTER DEFINED) ARISING OUT OF OR RELATING TO ANY FIELD VISIT, OR OTHER DUE DILIGENCE ACTIVITY, CONDUCTED BY BUYER OR ANY AFFILIATE, SUCCESSOR, ASSIGN, OFFICER, REPRESENTATIVE, DIRECTOR, CONTROLLING PERSON AND AGENT (EACH A "BUYER PARTY"), INCLUDING WITHOUT LIMITATION ANY LOSSES RESULTING, IN WHOLE OR IN PART, FROM THE CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY OF ANY SELLER INDEMNITEE. NOTWITHSTANDING THE FOREGOING, BUYER SHALL NOT BE OBLIGATED TO INDEMNIFY ANY SELLER INDEMNITEE FOR LOSSES (WITH THE EXPRESS EXCEPTION OF LOSSES SUFFERED BY ANY BUYER PARTY) THAT WERE SOLELY THE RESULT OF ANY SELLER INDEMNITEE'S STRICT LIABILITY OR THE SOLE NEGLIGENCE OF ONE OR MORE SELLER INDEMNITEES. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

        (b) As a result of the Pre-Acquisition Review, Buyer has determined in its sole judgment that the physical and environmental condition of the Interests is acceptable for Buyer's purposes.

                                   ARTICLE VII
                                   -----------

                                  CASUALTY LOSS

     7.01 Casualty Loss.  If, prior to the Closing, all or any material
          -------------
          portion of the Interests shall be destroyed by fire or other casualty, or if any material portion of the Interests shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, Buyer may elect to terminate this Agreement. If Buyer shall so elect, neither party shall have any further obligation to the other hereunder. If not so terminated, this Agreement shall remain in full force and effect notwithstanding any such destruction or taking, and Seller shall at the Closing pay to Buyer all sums paid to Seller by reason of such destruction or taking. In addition, Seller shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any unpaid awards, insurance payment, or other payments arising out of such destruction or taking. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of such destruction or taking without first obtaining the written consent of Buyer. Until closing, Seller will maintain in full force and effect all policies of insurance currently covering the Interests.

                               ARTICLE VIII
                               ------------

                    CONDITIONS TO OBLIGATIONS OF SELLER


     The obligations of Seller to consummate the transaction contemplated by this Agreement are subject, at the option of Seller, to the following conditions:

     8.01 Representations.  The representations and warranties of Buyer and
          ---------------
          Buyer's Parent herein contained shall be made again at Closing and shall be true and correct in all material respects on the Closing Date.

     8.02 Performance.  Buyer and Buyer's Parent shall have performed all
          -----------
          material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

     8.03 Pending Matters.  No suit, action or other proceeding shall be
          ---------------
          pending that could reasonably be expected to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement.

     8.04 Sale to Rosewood.  Seller has entered into a Purchase and Sale
          ----------------
          Agreement dated September 13, 1995, with Rosewood Resources, Inc. (the "Rosewood Agreement"). The Rosewood Agreement pertains to the sale by Seller of undivided working interests in the identical Leases which are not included in the "Interests" covered by this Agreement. The closing of the sale contemplated by the Rosewood Agreement is a precondition to Seller's and Buyer's obligation to close the sale contemplated by this Agreement. If for any reason the sale under the Rosewood Agreement does not close as contemplated therein, then either Seller or Buyer may cancel this Agreement and the same shall be of no further force and effect.

                                   ARTICLE IX
                                   ----------

            CONDITIONS TO OBLIGATIONS OF BUYER AND BUYER'S PARENT

     The obligations of Buyer and Buyer's Parent to consummate the transaction contemplated by this Agreement are subject, at the option of Buyer, to the following conditions:

     9.01 Representations.  The representations and warranties of Seller
          ---------------
          herein contained shall be made again at Closing and shall be true and correct in all material respects on the Closing Date.

     9.02 Performance.  Seller shall have performed all material obligations,
          -----------
          covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

     9.03 Pending Matters.  No suit, action or other proceeding shall be
          ---------------
          pending that could reasonably be expected to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

                                 ARTICLE X
                                 ---------

                                  CLOSING

     10.01 Date of Closing.  Subject to the conditions stated in this
           ---------------
           Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held on November 9, 1995, or such other date as the parties shall agree in writing. Said date, as amended, if amended, shall be referred to as the "Closing Date".

     10.02 Place of Closing.  The Closing shall be held at the offices of
           ----------------
           Tana Oil and Gas Corporation, 500 N. Water Street, Suite 1100 N., Corpus Christi, Texas 78471-0901, or at such other place as Buyer and Seller may agree upon in writing.

     10.03 Closing Obligations.  At the Closing the following events shall
           -------------------
           occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

        (a) Seller shall execute, acknowledge and deliver (in sufficient counterparts to facilitate recording) the assignment, bill of sale and conveyance attached hereto as Exhibit F conveying the Interests to Buyer. As appropriate, Seller shall also execute, acknowledge and deliver separate assignments of the Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements.

        (b) Seller and Buyer shall execute and deliver a settlement statement (the "Preliminary Settlement Statement") prepared by Seller that shall set forth the Preliminary Amount (as hereinafter defined) and each adjustment and the calculation of such adjustments used to determine such amount. The term "Preliminary Amount" shall mean the Adjusted Purchase Price (adjusted as provided in Section 2.03 using for such adjustments the best information then available) reduced by the amount of the Purchase Money Note (as defined below).

        (c) Buyer or Buyer's Parent shall deliver to Seller or to Seller's account at the Closing a wire transfer for the Preliminary Amount.

        (d) Buyer's Parent shall execute and deliver to Seller, Buyer's Parent's Promissory Note in the principal amount of $1,125,000.00, payable to the order of Seller, bearing interest at the rate of 8.0% per annum, and being finally due and payable on or before February 28, 1996, in the form attached hereto as Exhibit D (the "Purchase Money Note").

        (e) Buyer's Parent shall issue to Buyer the Pledged Shares in an amount sufficient to equal the principal amount of the Promissory Note as set forth in Section 10.03(d) multiplied by 2.0 as based on the Closing Price of the Buyer's Parent common stock as listed on the American Stock Exchange as of the close of business on the day immediately preceding the Closing.

        (f) Buyer shall execute and deliver to Seller the Security Agreement-Pledge attached hereto as Exhibit G, which shall secure payment of the Purchase Money Note together with all other certificates, instruments and documents contemplated therein.

        (g) Seller shall deliver to Buyer exclusive possession of the Interests.

        (h) Seller and Buyer shall execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment of proceeds attributable to production from the Interests after the Effective Time to Buyer.

        (i) Seller shall execute and deliver to Buyer its non-foreign affidavit in substantially the form attached hereto as Exhibit E.

                                    ARTICLE XI
                                    ----------

                             OBLIGATIONS AFTER CLOSING

     11.01 Post-Closing Adjustments.  Within sixty (60) days after the Closing,
           ------------------------
           Seller and Buyer shall cooperate to prepare, in accordance with this Agreement, a statement (the "Final Settlement Statement") setting forth each adjustment or payment which was not finally determined as of the Closing and showing the calculation of such adjustments. The parties shall undertake to agree with respect to the amounts due pursuant to such post-closing adjustment no later than sixty (60) days after the Closing Date. If such post-closing adjustment has not been agreed to within sixty (60) days after the Closing Date, either party may seek to enforce any rights it claims hereunder.
           The date upon which such agreement is reached or upon which the Adjusted Purchase Price is established, shall be referred to as the "Final Settlement Date". In the event that (1) the Adjusted Purchase Price is more than the Preliminary Amount, Buyer shall deliver to Seller or to Seller's account the amount of such difference in immediately available funds, or (2) the Adjusted Purchase Price is less than the Preliminary Amount, the difference between the Preliminary Amount and the Adjusted Purchase Price shall be credited against the Purchase Money Note effective for purposes of calculating interest as of the date of Closing.
           Payment by Buyer to Seller shall be made within five (5) days of the Final Settlement Date.

     11.02 Sales Taxes and Recording Fees.  Buyer shall pay all sales taxes
           ------------------------------
           occasioned by the sale of the Interests. Buyer shall pay all documentary, filing and recording fees required in connection with the filing and recording of the assignments described in Section 10.03(a) above.

     11.03 Indemnification.  After the Closing, Buyer and Seller shall
           ---------------
           indemnify each other as follows:

        (a)  Assumption of Liabilities Relating to the Assets.  As of the
             ------------------------------------------------
        Effective Time and subject to Seller's indemnification obligation set forth in Subsection (c), Buyer shall assume the Assumed Obligations. "Assumed Obligations" shall mean all liabilities, duties, and obligations of every kind whatsoever relative to (a) ownership, operation, occupancy, condition or use of the Interests on and after the Effective Time (other than liabilities, duties and obligations which result from the actions or omissions of Seller prior to the Closing and which are the subject matter of the Litigation);
        (b) operating agreements, unit agreements, gas and/or oil purchase, sales or transportation contracts, and all other contracts or agreements to which the Interests are subject; and (c) matters arising out of any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment, whether known or unknown, attributable to period of time after the Effective Time. For the purposes of this Agreement, the term "Environmental Laws" shall mean all laws, statutes, ordinances, rules and regulations of any governmental authority pertaining to the environment or human health.

        (b)  Indemnification by Buyer and Buyer's Parent.  Buyer and Buyer's
             -------------------------------------------
        Parent shall indemnify, release, defend, and hold harmless Seller, its officers, directors, employees, agents, representatives, affiliates, subsidiaries, successors and assigns (collectively, the "Seller Indemnitees") from and against any and all claims, liabilities, losses, causes of actions, costs and expenses (including, without limitation, court costs and attorneys' fees) ("Losses") asserted against, resulting from, imposed upon or incurred by any of the Seller Indemnitees as a result of, or arising out of:
        (a) the breach of any of the representations, warranties, covenants or agreements of Buyer or Buyer's Parent contained in this Agreement, or (b) the Assumed Obligations, or (c) any liability for taxes (including interest, penalties or fines related thereto) the responsibility for payment of which was assumed by Buyer pursuant to this Agreement; provided, however, that neither Buyer nor Buyer's Parent shall have an obligation to indemnify any of the Seller Indemnitees with respect to any matter for which Sellers are indemnifying Buyer pursuant to Sections 11.03(c).

        (c)  Indemnification by Seller.  Seller shall indemnify, defend and
             -------------------------
        hold harmless Buyer and Buyer's Parent, their officers, directors, employees, agents, representatives, affiliates, subsidiaries, successors and assigns (collectively, the "Buyer Indemnitees") from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Buyer Indemnitees as a result of, or arising out of: (a) the breach of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement, (b) the actions or omissions of Seller prior to the Closing which are the subject matter of the Litigation, and (c) the ownership, operation, occupancy, use or condition of the Interests prior to the Effective Time, other than matters relating to the Assumed Obligations, but expressly including matters relating to Environmental Laws. Notwithstanding the foregoing, Seller's indemnity obligation shall apply only to Claim Notices (defined below) received by Seller prior to the expiration of two (2) years after the Closing Date.

               Notwithstanding anything in this Agreement or this Article XI to the contrary, Buyer and Seller agree as follows:

          (i) The term "Litigation" as used in this Article XI shall not include the Neimeyer Lawsuit and the Tana Lawsuit as defined on Schedule 4.02(e). The Neimeyer Lawsuit and the Tana Lawsuit are collectively referred to herein as the "Additional Lawsuits".

          (ii) Seller shall indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Buyer Indemnitees as a result of, or arising out of the actions or omissions of Seller prior to the Closing which are the subject matter of the Additional Lawsuits. If any of the Buyer Indemnitees are made a party to any of the Additional Lawsuits, Seller shall, at Seller's expense, provide counsel chosen by Seller to defend the Buyer Indemnitees. From and after the Closing, Buyer shall assume and shall be responsible for all Losses (excluding Court Costs and attorney's fees for the counsel provided and paid for by Seller) as a result of, or arising out of the actions or omissions of Buyer after the Closing which relate to or become a part of the subject matter of the Additional Lawsuits. Buyer agrees that counsel provided by Seller as set forth above may also represent other owners of working interests in the Leases.

        (d)  Limitation on Damages.

          (i) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL NEITHER BUYER NOR BUYER'S PARENT BE LIABLE TO THE SELLER INDEMNITEES FOR ANY EXEMPLARY, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES; PROVIDED, HOWEVER, THAT IF ANY SELLER INDEMNITEE IS HELD LIABLE TO A THIRD PARTY FOR ANY SUCH DAMAGES AND BUYER IS OBLIGATED TO INDEMNIFY SUCH SELLER INDEMNITEE FOR THE MATTER THAT GAVE RISE TO SUCH DAMAGES, THEN BUYER SHALL BE LIABLE FOR, AND OBLIGATED TO REIMBURSE SUCH SELLER INDEMNITEE FOR, SUCH DAMAGES.


          (ii) Notwithstanding anything to the contrary in this Agreement, the liability of Seller under this Agreement and any documents delivered in connection herewith or contemplated hereby shall be limited as follows: IN NO EVENT SHALL SELLER BE LIABLE TO THE BUYER INDEMNITEES FOR ANY EXEMPLARY, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES; PROVIDED, HOWEVER, THAT IF ANY BUYER INDEMNITEE IS HELD LIABLE TO A THIRD PARTY FOR ANY SUCH DAMAGES AND SELLER IS OBLIGATED TO INDEMNIFY SUCH BUYER INDEMNITEE FOR THE MATTER THAT GAVE RISE TO SUCH DAMAGES, SELLER SHALL BE LIABLE FOR, AND OBLIGATED TO REIMBURSE SUCH BUYER INDEMNITEE FOR, SUCH DAMAGES.

        (e) Notice of Asserted Liability; Opportunity to Defend. All claims for indemnification under Sections 11.03(b) and (c) shall be asserted and resolved pursuant to this Section 11.03(e). Any person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a written notice of claim specifying in reasonable detail the specific nature of the Losses and the estimated amount of such Losses (a "Claim Notice"). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonable sufficient time so that the Indemnifying Party's ability to defend against the Losses is not prejudiced. The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party
        (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, than any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party.
        In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party Losses, or any cross-complaint against any person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.

        (f) NEGLIGENCE AND STRICT LIABILITY WAIVER. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

     11.04 Proceeds of Production.  Buyer shall be entitled to receive all
           ----------------------
           proceeds of production, attributable to the Interests after the Effective Time. Seller shall be entitled to receive all proceeds of production, attributable to the Interests prior to the Effective Time.

     11.05 Further Assurances.  Seller, Buyer and Buyer's Parent shall
           ------------------
           execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto.

                                ARTICLE XII
                                -----------

                         TERMINATION OF AGREEMENT

     12.01  Effect of Termination.  In the event that Closing does not occur
            ---------------------
            as a result of either party exercising its right to terminate as may be provided herein, then neither party shall have any further rights or obligations under this Agreement, except that
            (a) nothing herein shall relieve either party from any liability for any willful breach hereof and (b) Buyer's indemnification and related obligations under Section 6.01(a) shall survive any such termination.

     12.02  Liabilities Upon Termination.  If this Agreement is terminated
            ----------------------------
            for any reason or is breached, nothing contained herein shall be construed to limit Seller's or Buyer's legal or equitable remedies including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement.

                               ARTICLE XIII
                               ------------

                               MISCELLANEOUS


     13.01 Expenses.  Except as otherwise specifically provided in this
           --------
           Agreement, all fees, costs and expenses incurred by Buyer, Buyer's Parent or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including without limitation, legal and accounting fees, costs and expenses.

     13.02 Notices.  All notices and communications required or permitted
           -------
           under this Agreement shall be in writing and shall be effective when delivered addressed as follows:

        If to Seller:
        ------------

        Tana Oil and Gas Corporation
        500 N. Water Street, Suite 1100 N.
        Corpus Christi, Texas  78471-0901
        Attention:  Michael T. Popejoy, President


     If to Buyer:
     -----------

        Magnum Hunter Production, Inc.
        600 East Las Colinas Boulevard, Suite 1200
        Irving, Texas  75039
        Attention:  Gary C. Evans, President

        If to Buyer's Parent:
        --------------------

        Magnum Petroleum, Inc.
        42-600 Cook Street, Suite 160
        Palm Desert, California  92211
        Attention:  Lloyd T. Rochford, Chairman


Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

     13.03 Amendment.  This Agreement may not be altered or amended, nor any
           ---------
           rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     13.04 Assignment.  Neither Seller, Buyer, nor Buyer's Parent may assign
           ----------
           any portion of its rights or delegate any portion of its duties or obligations under this Agreement without the prior written consent of the other party.

     13.05 Announcements.  Seller, Buyer and Buyer's Parent shall consult
           -------------
           with each other with regard to all press releases and other announcements concerning this Agreement or the transaction contemplated hereby and, except as may be required by applicable laws or regulations of any governmental agency or stock exchange, neither Buyer, Buyer's Parent, nor Seller shall issue any such press release or make any other announcement without the prior written consent of the other party.

     13.06 Generality of Provisions.  The specificity of any representation,
           ------------------------
           warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any exhibit, document, certificate or other instrument delivered pursuant hereto, shall in no way limit the generality of any other representation, warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any exhibit, document, certificate or other instrument delivered pursuant hereto.

     13.07 Headings.  The headings of the articles and sections of this
           --------
           Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     13.08 Counterparts.  This Agreement may be executed by Buyer, Buyer's
           ------------
           Parent and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. This Agreement shall become operative when each party has executed at least one counterpart of this Agreement.

     13.09 References.  References made in this Agreement, including use of a
           ----------
           pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity. As used in this Agreement, "affiliate" of a person shall mean any partnership, joint venture, corporation or other entity in which such person has an interest or which controls, is controlled by or is under common control with such person.

     13.10 Entire Agreement.  This Agreement (including the exhibits hereto)
           ----------------
           constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. No material representation, warranty, covenant, agreement, promise, inducement or statement, whether oral or written, has been made by Seller, Buyer, or Buyer's Parent and relied upon by the other that is not set forth in this Agreement or in the instruments referred to herein, and neither Seller, Buyer, nor Buyer's Parent shall be bound by or liable for any alleged representation, warranty, covenant, agreement, promise, inducement or statement not so set forth. Notwithstanding the foregoing, the terms and conditions set forth in the Conditions of Offering dated July 17, 1995, form an integral part of this Agreement and are incorporated herein by reference. Buyer acknowledges receipt of the Conditions of Offering and the parties agree that in the event of a conflict between the terms of this Agreement and the terms of the Conditions of Offering, the terms of this Agreement shall govern and control.

     13.11 Parties in Interest.  This Agreement shall be binding upon, and
           -------------------
           shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

     13.12 Applicable Law; Alternative Dispute Resolution.
           ----------------------------------------------

        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

        (b) Any dispute arising under this Agreement shall be resolved pursuant to this Section 13.12:

          (i) Any party has the right to request the other to meet to discuss a dispute. The party requesting the meeting will give at least 10 business days notice in writing of the subject it wishes to discuss, provide a written statement of the dispute, and designate an officer of the company with complete power to resolve the dispute to attend the meeting. Within three business days after receipt of such request, the party receiving the request will provide a responsive written statement and will designate an officer of the company who will attend the meeting with complete power to resolve the dispute.

          (ii) If the meeting fails to resolve the dispute by a signed agreement among the officers, the dispute shall be submitted for nonappealable, binding determination through arbitration. The parties agree that an officer with authority to resolve the dispute for each entity shall attend the arbitration.
               The arbitrator chosen by the parties from the arbitrators available through Judicial Arbitration & Mediation Services, Inc. ("JAMS") shall be the arbitrator unless the parties agree on a substitute arbitrator. If the parties cannot agree on an arbitrator, then the arbitrator shall be chosen by JAMS. Unless otherwise agreed by the parties, the arbitrator shall be a person with at least eight years of professional experience in the natural gas industry or the judiciary and who is not, and within the previous five years has not been, an employee or independent contractor of either Seller or Buyer (of any affiliate thereof), and does not have a direct or indirect interest in either Seller or Buyer (or any affiliate thereof) or the subject matter of the arbitration.

          (iii) The parties agree to make discovery and disclosure of all matters relevant to the dispute to the extent and in the manner provided by the Federal Rules of Civil Procedure.
                The arbitrator will rule on all requests for discovery and disclosure and discovery shall be completed within 90 days of the date of the first notice pursuant to Section 13.1(b)(i). The arbitrator shall follow the statutes and decisions of the substantive law of Texas relevant to the subject. The arbitrator's powers shall be limited to enforcement of this Agreement as to the issues raised by the parties, and shall not include tort claims or the power to award punitive damages. The arbitrator shall not have the authority or power to alter, amend or modify any of the terms and conditions of the agreement of the parties. The arbitrator shall issue a final ruling within 180 days of the date of the first notice pursuant to Section 13.1(b)(i).

          (iv) The ruling of the arbitrator shall be in writing and signed, shall contain a statement of findings and conclusions and shall be final and binding upon the parties. The fees and expenses of counsel, witnesses and employees of the parties and all other costs and expenses incurred exclusively for the benefit of the party incurring the same shall be borne by the party incurring such fees and expenses. All other fees and expenses, including, without limitation, compensation for the arbitrator shall be divided equally between the parties. All meetings and arbitration hearings held pursuant to this
               Section 13.13 shall take place in Corpus Christi, Texas. Judgment on the arbitration award or decision may be entered in any court having jurisdiction.

     13.14 Independent Investigation.  Buyer and Buyer's Parent represent and
           -------------------------
           acknowledge that they are knowledgeable of the business associated with the Interests and that they have had access to the assets which comprise the Interests, the officers and employees of Seller and the Records of Seller relating to the Interests and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and Buyer's Parent have relied solely on the basis of their own independent due diligence investigation of the Interests and upon the representations and warranties of Seller made in Section 3.01 and on the covenants of Seller in this Agreement.

     13.15 Disclaimer Regarding Interests.  Except as otherwise expressly
           ------------------------------
           provided in this Agreement, BUYER AND BUYER'S PARENT ACKNOWLEDGE THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY PART OF THE INTERESTS (INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND (d) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT) IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT) THE INTERESTS SHALL BE ACCEPTED BY BUYER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR; AND BUYER REPRESENTS TO SELLER THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE INTERESTS AS BUYER DEEMS APPROPRIATE AND BUYER WILL ACCEPT THE INTERESTS AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

     13.16 Waiver of Trade Practices Acts.
           ------------------------------

        (a) It is the intention of the parties that Buyer's and Buyer's Parent's rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices--Consumer Protection Act, Tex. Bus. 7 Com. Code Ann.
        17.41 et seq. (the "DTPA").  AS SUCH, BUYER AND BUYER'S PARENT
        HEREBY WAIVE THE APPLICABILITY OF THE DTPA TO THIS TRANSACTION AND ANY AND ALL DUTIES, RIGHTS OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA, WHETHER SUCH DUTIES, RIGHTS AND REMEDIES ARE APPLIED DIRECTLY BY THE DTPA ITSELF OR INDIRECTLY IN CONNECTION WITH OTHER STATUTES; PROVIDED, HOWEVER, BUYER AND BUYER'S PARENTS DO NOT WAIVE 17.555 OF THE DTPA. BUYER AND BUYER'S PARENT ACKNOWLEDGE, REPRESENT AND WARRANT THAT BUYER IS PURCHASING THE GOODS AND/OR SERVICES COVERED BY THIS AGREEMENT FOR COMMERCIAL OR BUSINESS USE; THAT EACH OF BUYER AND BUYER'S PARENT HAVE ASSETS OF $5 MILLION OR MORE ACCORDING TO THEIR MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; THAT THEY HAVE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE THEM TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION SUCH AS THIS; AND THAT THEY ARE NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLER.

        (b) TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUYER AND BUYER'S PARENT HEREBY WAIVE ALL PROVISIONS OF CONSUMER PROTECTION ACTS, DECEPTIVE TRADE PRACTICE ACTS AND OTHER ACTS SIMILAR TO THE DTPA IN ALL JURISDICTIONS IN WHICH ANY OF THE INTERESTS ARE LOCATED (SUCH ACTS, TOGETHER WITH THE DTPA, ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE "TRADE PRACTICES ACTS").

        (c) BUYER AND BUYER'S PARENT EXPRESSLY RECOGNIZE THAT THE PRICE FOR WHICH SELLER HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE TRADE PRACTICES ACTS AND THIS WAIVER OF THE TRADE PRACTICES ACTS. BUYER AND BUYER'S PARENT FURTHER RECOGNIZE THAT SELLER, IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS AGREEMENT, HAS EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE TRADE PRACTICES ACTS.

     13.17 Survival.  The representations, warranties and covenants of Buyer,
           --------
           Buyer's Parent and Seller set forth herein shall survive Closing.

     13.18 Audit.  Until August 1, 1997, either Buyer or Seller may, at its
           -----
           own expense, audit the other party's books, accounts and records relating to the Interests.

     13.19 Additional Acreage.  Seller has agreed to attempt to acquire
           ------------------
           certain additional acreage adjacent to the existing Tana wells listed on Exhibit B of this agreement. In the event Seller is successful in acquiring all or a portion of the additional acreage, it shall deliver to Buyer the working interest and net revenue interest listed on said Exhibit B. If for any reason whatsoever Buyer does not acquire any such additional acreage or does not deliver the full net revenue interest or working interest listed, Seller shall have no liability to Buyer as a result of such failure, and the Purchase Price shall not be reduced.

     13.20 Operations.  Buyer acknowledges and agrees that Rosewood will
           ----------
           become the Operator of the Interests upon the closing of the sale contemplated by the Rosewood Agreement.

     EXECUTED as of the date first above mentioned.

     SELLER:

     TANA OIL AND GAS CORPORATION


     By /s/ Michael T. Popejoy
        Michael T. Popejoy, President


     BUYER:

     MAGNUM HUNTER PRODUCTION, INC.


     By /s/ Gary C. Evans
        Gary C. Evans, President


     BUYER'S PARENT:

     MAGNUM PETROLEUM, INC.

     By              /s/Stanley McCabe
     Print Name:        Stanely McCabe
     Print Title:       Vice President


STATE OF TEXAS

COUNTY OF NUECES

     This instrument was acknowledged before me on this the __________ day of __________________________, 1995, by MICHAEL T. POPEJOY, President of
     TANA OIL AND GAS CORPORATION, a Delaware corporation, on behalf of said corporation.

     ____________________________________________
     Notary Public, State of Texas

STATE OF TEXAS

COUNTY OF DALLAS


     This instrument was acknowledged before me on this the __________ day of ________________________________, 1995, by GARY C. EVANS, as President
     of MAGNUM HUNTER PRODUCTION, INC., a Texas corporation, on behalf of said corporation.

     _____________________________________________
     Notary Public, State of Texas



STATE OF ____________________

COUNTY OF ___________________

     This instrument was acknowledged before me on this the __________ day of ________________________________, 1995, by ___________________________,
     as _______________________ of MAGNUM PETROLEUM, INC., a Texas corporation, on behalf of said corporation.

     _____________________________________________
     Notary Public, State of _____________________